UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 22, 2015

EMS FIND, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174759	42-1771342
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
73 Buck Road, Suite 2, Huntingdon Valley, PA		19006
(Address of principal executive offices)		(Zip Code)

267-538-4369
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(   )  Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

(   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF    240.14d-2(b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective on October 22, 2015, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”), dated as of October 22, 2015, with  LG Capital Funding, LLC (“LG”), pursuant to which the Company sold LG a convertible note in the principal amount of $125,000 (the first of four such Convertible Notes each in the principal amount of $125,000 provided for under the Purchase Agreement), bearing interest at the rate of 8% per annum (the “Convertible Note”).  Each of the Convertible Notes issuable under the Purchase Agreement provides for a 15% OID, such that the purchase price for each Convertible Note is $106,250, and at each closing LG is entitled to be paid $6,000 for legal and other expenses. The Convertible Note provides LG the right to convert the outstanding balance (including accrued and unpaid interest) of such Convertible Note into shares of the Company’s common stock at a price ("Conversion Price") for each share of common stock equal to 80% of the lowest trading price of the common stock as reported on the National Quotations Bureau for the OTCQB exchange on which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent.  The Convertible Note is payable, along with interest thereon, on October 22, 2016.

In the event any principal or interest is not timely paid or the occurrence of another Event of Default, the Convertible Note is immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), and interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law.   LG is prohibited from converting the Convertible Note into shares of the Company’s common stock to the extent that such conversion would result in LG beneficially owning more than 9.99% of the Company’s common stock.

During the first six months in which the Convertible Note is outstanding, the Company may redeem the Convertible Note as follows:  (i) if the redemption is within the first 90 days, then for an amount equal to 115% of the unpaid principal amount of the Convertible Note along with any interest that has accrued during that period, and (ii) after the 91st day, but prior to the 180th, then for an amount equal to 125% of the unpaid principal amount of the Convertible Note along with any accrued interest. After 180 days have elapsed from the issuance date the Company has no right to prepay the Convertible Note.

The Convertible Note provides for customary events of default such as failing to timely make payments under the Convertible Note when due, unsatisfied judgments against the Company, failure to issue conversion shares in a timely manner and failure of the Company to file annual and quarterly reports with the Securities and Exchange Commission. Upon the occurrence of an event of default, as described in the Convertible Note, LG can enforce any and all of its rights and remedies provided in the Convertible Note or any other rights or remedies afforded by law.

THE FOREGOING DESCRIPTIONS OF THE CONVERTIBLE NOTE AND SECURITIES PURCHASE AGREEMENT DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE CONVERTIBLE NOTE AND SECURITIES PURCHASE AGREEMENT, WHICH ARE FILED AS EXHIBITS 10.4 AND 10.5 TO THIS CURRENT REPORT ON FORM 8-K AND ARE INCORPORATED HEREIN BY REFERENCE.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report, which is incorporated herein by reference, on October 22, 2015, the Company issued a convertible note to LG in a transaction exempt from registration as provided by Section 4(a)(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). LG is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. The sale of the convertible note did not involve a public offering and was made without general solicitation or general advertising. LG acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Neither the convertible note nor the underlying shares of common stock issuable upon the conversion thereof have been registered under the Securities Act and none may be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.4	$125,000 Promissory Convertible Note issued to LG Capital Funding, LLC, filed herewith.

10.5	Securities Purchase Agreement, dated as of October 22, 2015, between LG Capital Funding, LLC and the Company, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2015	EMS Find, INC.

	By:	/s/ Steve Rubakh
Steve Rubakh
President and Chief Executive Officer

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